UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2019

Toron, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-165539	N/A
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 6241, New York, NY 10119

(address of principal executive offices) (zip code)

(888) 291-2845

(registrant’s telephone number, including area code)

 2100 Manchester Road Suite 615

Wheaton, IL 60187

(888) 978-9901

 _________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company /_/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. /_/

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 2, 2019, Mr. Vinu Patel was appointed as Interim President of Toron, Inc. due to the resignation of Mr. Rene Morentin.

On April 3, 2019, Mr. Vinu Patel resigned as Interim President and appointed Mr. Giovanni Melchiorre as Interim Secretary and himself as Interim Vice President.

On April 5, 2019, Mr. Massimo Meneghello was appointed President and director.

On August 12, 2019, a majority of shareholders who own over 30% of the common stock of Toron, Inc. held an emergency meeting of the shareholders to appoint new management and replace temporary board members placed during Toron’s transition into the Tele-Communications business.

The majority shareholders terminated the Board and Officer positions of Mr. Giovanni Melchiorre and Mr. Vinu Patel and appointed Renato Goncalves Dos Anjos Executive Vice President and Renato de Capos Gloria Braga as Secretary/Treasurer and Chief Financial Officer and Director.

The Biographical Information for the new Officers and Directors is as follows:

Massimo Meneghello, age 61, President and Director

From 2016 until April 2019 , Mr. Meneghello was Manager Director of Dilbert International LTD, a UK Holding company, which owns assets and shares of stock in other corporations, limited liability companies, limited partnerships, private equity funds, hedge funds, publicly traded stocks, bonds, real estate, song rights, brand names, patents, trademarks, copyrights, real estate.

From 2007 until 2010, Mr. Meneghello was co-partner of a group of companies, including Business Consulting & Telecommunication s.r.l and Radiant Limited Ltd.

He was a Founder and President of Web Opportunity s.r.l., (1996-2007) one of the first Italian provider of internet services. Mr. Meneghello was a Founder and President of International Telecom s.r.l. between 1983-1995.

Mr. Meneghello attended school at Liceo Scientifico Fracastoro in Verona, Italy and graduated in June 1976. He also attended University of Bologna, studying International Corporate and Administrative Law from 1976 until 1983.

Renato Goncalves Dos Anjos, age 37, Executive Vice President

Mr. Goncalves Dos Anjos has been Executive Vice President of Vox Telecomunicacoes do Brasil Ltda since December 2018. He is also currently President of Telus iP Telecommunications (since 2010). From 2014-2017, he was Chief Executive Officer of America North Telecommunication Corp. From 2012-2014, he was Partner President of Telvix Telecommunications and Services. Mr. Goncalves dos Anjos also has experience as Network and Telecommunications Infrastructure Administrator with the Brazilian Army during 2010-2017.

Mr. Goncalves Dos Anjos attended the National Institute of Telecommunications between 2003-2008 where he completed INATEL Postgraduate – Telecommunications.

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Renato de Capos Gloria Braga, age 56, Secretary/Treasurer and Chief Financial Officer and Director

Mr. De Capos Gloria Braga at 1984 attended the University Ensino Medio – Financial ,Guanhaes where he completed , MG –

From 2016 to 2019 Managing Director of UUDI Servicio di Technologia LTD in Vittoria Brazil. From 2013 to 2016 Vice president at RB System Development LTD ( Brazil ). From 1997 to 2013 Co-Founder and Owner of RCGB Emprendimento Imobiliario – Construction – LTD -Brazil. From 1992 to 1997 Suppling Nature’s Food company and vast majority of Health food and Vitamin stores New York and New Jersey states U.S.A.

Item 8.01	Other Events

As of August 12, 2019, the Company’s current address is One Penn Plaza, Suite 6241, New York, NY 10119 and the telephone number is (888) 291-2845.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20th , 2019	Toron, Inc.

	By:	/s/ Massimo Meneghello
Name: Massimo Meneghello
Title: President

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